UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 7, 2011
Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485F US Hwy 1 South, Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(732) 621-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors; Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 20011, Maidenform, Inc. (the “Employer”), a wholly owned subsidiary of Maidenform Brands, Inc. (the “Parent”), announced the appointment of Malcolm Robinson, 51, as its President, commencing on November 7, 2011. The press release announcing Mr. Robinson’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

The principal terms of Mr. Robinson’s employment are set forth in an employment agreement entered into among the Employer, the Parent and Mr. Robinson dated November 4, 2011 (the “Employment Agreement”). The Employment Agreement provides for a one-year employment term commencing on November 7, 2011 that will be automatically renewed for successive periods of one year unless either the Employer or Mr. Robinson decide to terminate the agreement on 120 days’ notice. The Employment Agreement provides that Mr. Robinson will receive a base salary of not less than $600,000 per year. The Employment Agreement also provides that Mr. Robinson will be a participant in the Maidenform Brands, Inc. 2005 Annual Performance Bonus Plan (the “Bonus Plan”) for the period from January 1, 2012 through December 29, 2012 (the “2012 Fiscal Year”) and will be entitled to receive a bonus equal to 80% of his base salary, based upon Compensation as defined in the Bonus Plan and upon such performance goals permitted under the Bonus Plan and subject to the conditions set forth in the Bonus Plan. Mr. Robinson is also entitled to participate in all benefit plans and programs available to the Employer’s other senior executives.

Pursuant to the Employment Agreement, on December 1, 2011 (the “Grant Date”) Mr. Robinson will receive the following long term incentives (the “Equity Incentives”) pursuant to the Maidenform Brands, Inc. 2009 Omnibus Incentive Plan (the “Stock Incentive Plan”), each as calculated based on the closing stock price of the Parent’s common stock on November 30, 2011, the last business day before the Grant Date:

·	a number of shares of Restricted Stock with a value of $500,000; and

·	a number of Non-Tandem Stock Appreciation Rights with a Black-Scholes value of $500,000 with a reference price equal to the closing stock price of the Parent’s common stock on November 30, 2011.

Except as described below, the Equity Incentives will vest and become exercisable, as applicable, in equal annual installments over a three year period following the Grant Date provided Mr. Robinson remains continuously employed through the applicable vesting date.

If Mr. Robinson’s employment is terminated by the Employer as a result of non-renewal of the term of employment by the Employer or by the Employer without “cause” (as defined in the Employment Agreement) or by Mr. Robinson for “good reason” (as defined in the Employment Agreement), the Equity Incentives will vest upon termination of his employment.

In the event that Mr. Robinson’s employment is terminated by him voluntarily other than for good reason or is terminated by the Employer for cause prior to the date that the Non-Tandem Stock Appreciation Rights are 100% vested, the following provisions shall apply: (i) to the extent that termination occurs prior to the exercise of the Non-Tandem Stock Appreciation Rights, all unexercised Non-Tandem Stock Appreciation Rights shall terminate and expire; and (ii) to the extent that the termination occurs after the exercise of the Non-Tandem Stock Appreciation Rights, the Employer shall be entitled to recover from Mr. Robinson and Mr. Robinson shall pay over to the Employer, an amount equal to the compensation realized as a result of the exercise of the Non-Tandem Stock Appreciation Rights.

In the event that the Mr. Robinson’s employment is terminated by Mr. Robinson voluntarily other than for good reason or is terminated by the Employer for cause prior to the date that the shares of Restricted Stock are 100% vested, the following provisions shall apply: (i) all unvested shares of Restricted Stock shall be immediately forfeited to the Employer and (ii) Mr. Robinson shall pay to the Employer an amount equal to the Fair Market Value (as defined in the Stock Incentive Plan) of the shares of Restricted Stock granted that have previously vested, determined as of the date that the shares of Restricted Stock vested.

If Mr. Robinson’s employment is terminated by the Employer without “cause” or by Mr. Robinson for “good reason” (each as defined in the Employment Agreement), or if the Employer elects not to extend the term of the agreement, subject to Mr. Robinson’s execution of a general release of claims, Mr. Robinson will be entitled to:

·
an amount equal to his then current base salary, plus, in the event such termination occurs after the end of the 2012 Fiscal Year, an amount equal to his average annual bonus over the three fiscal years (or, if less, the actual number of years of employment) immediately preceding his termination of employment, determined by annualizing the bonus actually paid with respect to any partial year, payable in equal periodic installments over a period of 12 months from the date of termination (subject to delay to the extent required under Section 409A of the Internal Revenue Code);

·
if Mr. Robinson (or his dependents) timely elect coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then for a period of 12 months following the date of termination, the Employer will make monthly payments (subject to delay to the extent required under Section 409A of the Internal Revenue Code) to the Employee of an amount equal to 100% of the monthly premium for such COBRA coverage for the applicable month, plus an additional increment, paid in the same manner, equal to one-half of such monthly COBRA amount, to assist the Employee in providing for other medical or disability expenses no longer covered under the Employer's plans during such 12-month period following the termination of employment.

If Mr. Robinson dies or his employment is terminated by the Employer due to his having suffered a Disability (as defined in the Employment Agreement), Mr. Robinson will be entitled to payment of an amount equal to the bonus he would have been entitled to receive for the year of termination had his employment not terminated, prorated to the date of termination based on the number of days actually employed during such year and based upon actual results and the Employer’s financial performance for such year, payable when such bonus would be payable to the Employer’s other employees.

In addition, 100% of the then unvested Equity Incentive shares will become vested upon a Change in Control (as defined in the Stock Incentive Plan).

The terms of the Employment Agreement provide that for a period of 12 months following the termination of Mr. Robinson’s employment for any reason he will not directly or indirectly, without the written consent of the Parent’s Board of Directors:

-
engage or participate in any business engaged in the design, sale, marketing or manufacturing of women’s intimate apparel products and other products designed, sold, marketed,licensed or manufactured by  the Employer’s Group at the time of  termination of the Employee’s employment with the Employer or proposed to be conducted at such time;

-	solicit or attempt to solicit certain customer’s of the Employer’s Group for the purpose of offering or selling certain products or services then offered to the customer by the Employer’s Group;
-	influence or attempt to influence any supplier, customer or potential customer of the Employer’s Group to terminate or modify any of their arrangements with the Employer’s Group;
-	influence or attempt to influence any person to terminate his or her service relationship with the Employer’s Group; or
-	employ or retain any person employed or retained by the Employer’s Group in the 6 month period prior to Mr. Robinson’s termination.

The Employment Agreement also contains proprietary information and confidentiality provisions. Mr. Robinson also agreed to assign to the Employer any intellectual property rights he may have in any developments or discoveries that he conceives, creates, makes, develops, reduces to practice or acquires during the term of his employment.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference into this Item 5.02.

Mr. Robinson previously was Group President, Wholesale Sportswear at Phillips Van Heusen, where he oversaw the Izod, Arrow, Van Heusen, Timberland and Geoffrey Beene Brands, a position he has held since 2000.  From 1993 to 1999, Mr. Robinson served as the Executive Vice President of the Gant Corporation and from 1986 to 1992 he served as Executive Vice President of Sales, Merchandising and Licensing of Regatta Sport Inc.

There were no arrangements or understandings between Mr. Robinson and any other persons pursuant to which Mr. Robinson was selected or nominated as an officer of the Employer. Mr. Robinson does not have a family relationship with any director or executive officer of the Employer or the Parent. Other than as disclosed herein, there were no transactions since the beginning of the Employer’s last fiscal year between the Employer and Mr. Robinson.

Item 9.01.  Financial Statements and Exhibits.

10.1           Employment Agreement, dated November 4, 2011, among Maidenform, Inc., Maidenform Brands, Inc. and Malcolm Robinson.

99.1           Press Release entitled “Maidenform Brands, Inc. Announces Appointment of Malcolm Robinson as President” dated November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: November 7, 2011	By:	/s/Nanci I. Prado
		Name:	Nanci I. Prado
		Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1           Employment Agreement, dated November 4, 2011, among Maidenform, Inc., Maidenform Brands, Inc. and Malcolm Robinson.

99.1           Press Release entitled “Maidenform Brands, Inc. Announces Appointment of Malcolm Robinson as President” dated November 7, 2011.